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                                                                    Exhibit 23.7


                              CONSENT OF APPRAISER


We consent to the use of our reports dated January 31, 2001 and to the references to our firm in:

- The Airplanes Limited and Airplanes U.S. Trust Report on Form 10-K for the fiscal year ended March 31, 2001.

- The Airplanes Limited and Airplanes U.S. Trust Offering Memorandum prepared in connection with the refinancing of certain of the classes of bonds.

-    The Exchange Offer Registration Statement to be filed with the SEC.

                                        /s/ John F. Keitz
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                                        Signed on behalf of BK Associates

                                        Name:  John F. Keitz
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                                        Title: President
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